               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the use in this Registration Statement on Form SB-2 of our report dated July 26, 1996 relating to the financial statements of Capital Beverage Corporation as of December 31, 1995 and for the two years then ended and the reference to our firm under the captions "Selected Financial Data" and "Experts" in the accompanying Prospectus.



                                                    Feldman Radin & Co., P.C.

January 27, 1997                                    Certified Public Accountants

New York, New York